                                                                   EXHIBIT 10(f)

STATE OF ALABAMA           )

JEFFERSON COUNTY           )

                             SOUTHTRUST CORPORATION
                        ENHANCED RETIREMENT BENEFIT PLAN

         SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as "SouthTrust") hereby adopts and publishes this the SouthTrust Corporation Enhanced Retirement Benefit Plan for the benefit of a select group of highly compensated or management employees of SouthTrust and other Employing Companies (hereinafter for convenience referred to as "Participants"), to be effective as of the 18th day of October, 2000, as follows:

                              W I T N E S S E T H:

         WHEREAS, it is intended that this Plan will provide retirement benefits to certain selected Participants in addition to any retirement benefits provided under the Retirement Plan (as defined below), Additional Retirement Benefit
Plan (as defined below) and Performance Incentive Plan (as defined below); and

         WHEREAS, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for income tax purposes; and

         WHEREAS, SouthTrust has established the Trust for the Benefit of Participants in the SouthTrust Corporation Enhanced Retirement Benefit Plan (hereinafter referred to as "Trust") for the purpose of providing, upon the occurrence of certain events, the benefits prescribed under this Plan; and

         WHEREAS, Participants are currently highly compensated or management employees of SouthTrust and other Employing Companies; and

         WHEREAS, SouthTrust has determined that the Participants have performed outstanding services for SouthTrust, and as such, shall be entitled to enhanced retirement benefits according to the terms and provisions set forth in this Plan and the Internal Revenue Code of 1986 as amended.

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

         1. DEFINITIONS. In addition to the definitions listed below, all definitions found in the Retirement Plan which are necessary for the logical interpretation of the terms of this Plan are incorporated herein by reference as if fully set forth herein.

                  1.1 "Additional Retirement Benefit Plan" means the SouthTrust Corporation Amended and Restated Additional Retirement Benefit Plan, as the same may be from time to time amended.

                  1.2 "Beneficiary" means the individual or entity entitled to be paid the balance of a deceased Participant's benefits hereunder and shall be the same beneficiary as elected by the Participant under the Retirement Plan (as hereinafter defined).

                  1.3      "Board" means the Board of Directors of SouthTrust.

                  1.4 "Change in Control" means any one or more of the following: (i) when any person or group of persons, directly or indirectly, becomes the beneficial owner of, or obtain(s) the right to acquire securities of SouthTrust representing 20% or more of the combined voting power of SouthTrust's outstanding voting stock; (ii) when there is a change in the majority of the members of the Board within any twenty-four month period; (iii) when there is consummated any merger or consolidation which would result in a change in control under any other provision of this paragraph; (iv) upon the adoption of any plan or proposal for the liquidation or dissolution of SouthTrust; or (v) upon the occurrence of any other event that would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934.

                  1.5 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.6 "Committee" means the Human Resources Committee of SouthTrust.

                  1.7 "Earnings" means, without limitation, the annual base salary payable to a Participant for services actually rendered in the course of employment with SouthTrust or Employing Company, inclusive of overtime, commissions, bonuses, other incentive pay, any compensation which is salary reduced under Sections 125, 401(k), 402(e)(3), 402(n) or 403(b) of the Code and any compensation with respect to which an election to defer under a SouthTrust non-qualified deferred compensation plan has been made by the Participant for such Plan Year.

                  1.8 "Effective Date" of the Plan means the 1st day of January, 2000.

                  1.9 "Employing Company" means any subsidiary or other organization which is a member of an Affiliated Group, as that term is defined in Section 1504 of the Code, with SouthTrust.

                  1.10 "Final Average Earnings" means the average monthly amount determined by dividing the total Earnings of a Participant for the three
(3) consecutive Plan Years in which his Earnings were highest during the last fifteen (15) Plan Years of his Credited Service prior to or coincident with his actual retirement (or in the case of a Participant who is receiving disability benefits pursuant to Article 5 of the Retirement Plan, prior to the date he becomes totally and permanently disabled), or other date as of which calculation in respect thereof is to be made, by thirty-six (36). In the event that the Participant shall have had Earnings for less than three (3) consecutive Plan Years, his total Earnings for such lesser number of consecutive Plan Years shall be divided by the product of 12 and the number such Plan Years during such total period.

                  1.11 "Performance Incentive Plan" means the SouthTrust Corporation Performance Incentive Retirement Benefit Plan, as the same may be from time to time amended.

                  1.12 "Participant" means a highly compensated or management employee of SouthTrust who has been notified by the Committee that he is covered under this Plan.

                  1.13 "Plan" means the SouthTrust Corporation Enhanced Retirement Benefit Plan established by this document and as may be amended from time to time and executed by SouthTrust, and any related documents executed by the Participant.

                  1.14     "Plan Year" means the calendar year.

                  1.15 "Retirement Plan" means the SouthTrust Corporation Revised Retirement Income Plan, as the same may be from time to time amended.

                  1.16 "SouthTrust" means SouthTrust Corporation, a corporation, organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any corporate successor thereto, whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

                  1.17 "Trust" shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Enhanced Retirement Benefit Plan created simultaneously herewith for the benefit of Participants pursuant to the terms of this Plan.

         2. PURPOSE. The Plan is intended to be unfunded for purposes of Title I of ERISA and for tax purposes and is also intended to provide enhanced retirement benefits to the Participants.

         3. ELIGIBILITY. Only those highly compensated or management employees of SouthTrust selected and notified by the Committee to participate.

         4. PARTICIPATION. The Committee will select those employees, if any, who will participate in the Plan by executing and delivering to the Board in such form as the Committee shall prescribe, a list of all Participants in the Plan including their participation dates. The Board will notify each Participant in writing of his participation in the Plan and the date he commenced participation in the Plan.

         5. ESTABLISHMENT OF TRUST. SouthTrust or any Employing Company does hereby establish this Trust by making contributions to the Trustee of the Trust which is, at the effective date of this Plan, SouthTrust Bank, a Georgia corporation ("Trustee") to satisfy any and all obligations under the Plan.

         6.       BENEFITS.

                  6.1 The types of benefits payable under this Plan shall be the same as those provided under the Retirement Plan.

                  6.2 Value of Benefits. The benefits payable to the Participant, or his Beneficiary, shall be equal to, as of any date, the excess (if any) of (a) over (b) below:

                           (a)      The Actuarial Equivalent of the Accrued
Benefit that the Participant would have accrued under the Retirement Plan as of such date if

                                    (1)      The Participant's Final Average
Earnings are determined in accordance with Section 1.10 of this Plan as of such date;

                                    (2)      The Participant's Earnings are
determined in accordance with Section 1.7 of this Plan as of such date;

                                    (3)      The limitations imposed by Article
VIII of the Retirement Plan were inapplicable.

                           (b)      The Actuarial Equivalent of the
Participant's actual Accrued Benefit determined under the terms of the Retirement Plan at such date plus the Actuarial Equivalent of the Participant's actual Accrued Benefit determined under the term of the Additional Retirement Benefit Plan and Performance Incentive Plan at such date.

                  6.3 Death Benefits. If a Participant dies before commencing to receive payment of his Accrued Benefit hereunder, the Eligible Spouse of such Participant shall be entitled to receive, or commence to receive as of the first day of the month following the later of the month in which such Participant would have attained his Qualified Retirement Date, or the date of such Participant's death, the payments that would have been made to such Eligible Spouse under a Qualified Joint and Survivor Annuity if:

                           (a)      In the case of a Participant who dies on or
after attaining his Qualified Retirement Date, the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death; or

                           (b)      In the case of a Participant who dies before
attaining his Qualified Retirement Date, the Participant had (i) survived to his Qualified Retirement Date, (ii) commenced receiving the Actuarial Equivalent of his Accrued Benefit in the form of a Qualified Joint & Survivor Annuity on his Qualified Retirement Date, and (iii) died on the day after the date on which he would have attained his Qualified Retirement Date.

         7.       PAYMENT OF BENEFITS. Payment of the benefits provided for in
Section 6 hereinabove shall be made in the same manner, at the same time, upon occurrence of the same events, and subject to the same conditions as provided under the Retirement Plan. If a Participant's Beneficiary (including an Eligible Spouse) becomes eligible at any time to receive a death benefit which is payable prior to the commencement of a Participant's retirement benefit under the Retirement Plan, the Beneficiary shall be entitled to a benefit equal to (A) the amount of the death benefit which the Beneficiary is entitled to receive under this Plan, without regard to any limitations imposed by the Code and by the terms of the Retirement Plan, reduced by (B) the amount of the death benefit which the Beneficiary is entitled to receive under the terms, provisions and limitations of the Retirement Plan, the Additional Retirement Benefit Plan and the Performance Incentive Plan.

         8.       ADMINISTRATION.

                  8.1 Administrator. This Plan shall be administered by the Committee.

                  8.2 Administrator's Powers and Duties. The Administrator shall have the power and duty to:

                           (a)      Construe and interpret the provisions of the
Plan;

                           (b)      Adopt, amend, or revoke rules and
regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                           (c)      Provide appropriate parties with such
returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Participants and their Beneficiaries when required by law;

                           (d)      Take such other action as may reasonably be
required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                           (e)      Withhold applicable taxes and file with the
Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

                           (f)      Appoint and retain such persons as may be
necessary to carry out the functions of the Administrator;

Upon the occurrence of a Change In Control, the Committee shall delegate and the Trustee shall accept any and all administrative duties created by this Agreement.

         9.       CLAIMS.

                  9.1 Submission of Claim. Claims for benefits under this Plan are to be submitted to the Administrator.

                  9.2 Notice of Denial of Claim. If a claim for benefits under this Plan is denied, the Administrator shall provide notice to the claimant in writing of the denial within 90 days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the denial; (ii) specific reference to the pertinent Plan provisions on which the denial was based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedures.

                  9.3 Extension of time. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days.

                  9.4 Review of Denial of Claim. The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

         10.      MISCELLANEOUS.

                  10.1 Amendment or Termination of Plan. This Plan may not be modified or amended in whole or in part, except as amendments may be required as a result of applicable amendments made to the Retirement Plan, the Additional Retirement Benefit Plan or the Performance Incentive Plan. This Plan may not be terminated except to the extent that the Retirement Plan, the Additional Retirement Plan or the Performance Incentive Plan is terminated. In addition, no amendment or modification to the Plan shall reduce or impair the Participant's or Beneficiary's accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment. In the event the Plan is terminated prior to a Participant's Normal Retirement Age, as defined in the Retirement Plan, the benefit payable to or with respect to the Participant hereunder shall be limited to the actuarial equivalent of the Participant's benefit hereunder, determined as of the date of payment of such benefit is made.

                  10.2 Reversion of Additional Assets. In the event there are assets ("Additional Assets") remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such Additional Assets shall revert to SouthTrust.

                  10.3 Unsecured Promise. SouthTrust, each Participant and each Employing Company acknowledge that this Agreement shall create only an unsecured promise by SouthTrust to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of its general creditors.

                  10.4 Assignment of Rights to Benefits. A Participant's rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant's beneficiary.

                  10.5 Unfunded Plan. It is the intention of SouthTrust, each Participating Employer and each Participant that the Plan be unfunded for income tax purposes and for purposes of Title I of ERISA.

                  10.6 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with SouthTrust.

                  10.7 Adoption By Employing Companies. Any Employing Company other than SouthTrust may adopt the Plan by executing and delivering to SouthTrust a written instrument provided for such Adoption.

                  10.8 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, the Participant and Beneficiaries and their heirs and legal representatives.

                  10.9 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the Committee and the Trustee. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on SouthTrust's records or at the work site, at SouthTrust's option. If directed to a Beneficiary or Eligible Spouse, it shall be sent to such Beneficiary or Eligible Spouse at the last known address as it appears on SouthTrust's records.

                  10.10 Entire Agreement. This Plan, as completed and executed by SouthTrust, the designation of Beneficiary forms executed by Participants and all amendments thereto, will constitute the entire agreement between SouthTrust and Participants regarding the Plan.

                  10.11 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Alabama.

                  10.12 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         IN WITNESS WHEREOF, SouthTrust by and through its duly authorized officers have caused this instrument to be executed under seal on the 18th day of October, 2000.

                                    SOUTHTRUST CORPORATION



                                    By: /s/ Charles Whitfield, Jr.
                                       ---------------------------
                                       Its: Sr. Vice President
                                           -----------------------
Attest:


By:    /s/ Alton E. Yother                 (SouthTrust)
     ------------------------
     Its:
         --------------------

[CORPORATE SEAL]